 As filed with the Securities and Exchange Commission on September 26, 2000
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ----------------

                              INTERWOVEN, INC.
           (Exact Name of Registrant as Specified in its Charter)

           Delaware                                              77-0523543
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                            1195 W. Fremont Avenue
                         Sunnyvale, California  94087
                   (Address of Principal Executive Offices)

                           2000 Stock Incentive Plan
                           (Full Title of the Plan)

                              ----------------

                                David M. Allen
               Senior Vice President and Chief Financial Officer
                               Interwoven, Inc.
                            1195 W. Fremont Avenue
                         Sunnyvale, California  94087
                                (408) 774-2000
           (Name, Address and Telephone Number of Agent for Service)

                              ----------------

                                  Copies to:

                             Horace L. Nash, Esq.
                            William L. Hughes, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                         Palo Alto, California  94306

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
         Title of Securities            Amount to be    Proposed Maximum Offering        Proposed Maximum            Amount of
          to be Registered               Registered          Price Per Share         Aggregate Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value            4,000,000(1)          $102.625(2)                $410,500,000(2)           $108,372(3)
===================================================================================================================================

(1) Representing 4,000,000 additional shares available for grant under Registrant's 2000 Stock Incentive Plan.

(2) Estimated as of September 26, 2000 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3)  Fee calculated pursuant to Section 6(b) of the Securities Act of 1933.

--------------------------------------------------------------------------------

                               INTERWOVEN, INC.
                      REGISTRATION STATEMENT ON FORM S-8

         PART I:  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information
------   ----------------

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.


Item 2.  Registrant Information and Employee Plan Annual Information
------   -----------------------------------------------------------

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

         PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on September 20, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities
------   -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

     The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Fenwick & West LLP, of Palo Alto, California. Members of the firm of Fenwick & West LLP own an aggregate of approximately 7,000 shares of Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     . for any breach of the director's duty of loyalty to the Registrant or its stockholders,

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

     . under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases), or

     . for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the Registrant's Bylaws provide that:

     . the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions,

     . the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law,

     . the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, and

     .    the rights conferred in the Bylaws are not exclusive.

     The Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Amended and Restated Certificate of

Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

     The indemnification provisions in the Registrant's Amended and Restated Certificate of Incorporation, Bylaws and the Indemnity Agreements entered or to be entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

     The Registrant maintains directors' and officers' liability insurance.

     See also the undertakings set out in response to Item 9.

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

     Not applicable.

Item 8.  Exhibits
------   --------

        4.01 Interwoven, Inc. 2000 Stock Incentive Plan, as amended September 7, 2000.

        4.02 Forms of 2000 Stock Incentive Plan Stock Option Agreement and Stock Option Exercise Agreement (incorporated by reference from
              Exhibit 4.03 to the Registrant's Registration Statement on Form S-8, Registration No. 333-39914).

        4.03 Registrant's Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on October 14, 1999 (incorporated by reference from Exhibit 3.03 to the Registrant's Registration Statement on Form S-1, Registration No. 333-92943, declared effective by the Commission on January 26,
              2000).

        4.04 Registrant's Restated Bylaws, as amended (incorporated by reference from Exhibit 3.04 to the Registrant's Registration Statement on Form S-1, Registration No. 333-83779, declared effective by the Commission on October 7, 1999).

        4.05 Form of Certificate for Registrant's common stock (incorporated by reference from Exhibit 4.01 to the Registrant's Registration Statement on Form S-1, Registration No. 333-83779, declared effective by the Commission on October 7, 1999).

        5.01  Opinion of Fenwick & West LLP.

       23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

       23.02  Consent of PricewaterhouseCoopers LLP, Independent Accountants.

       24.01  Power of Attorney (see page 7).

Item 9.  Undertakings.
------   ------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 25th day of September, 2000.

                           INTERWOVEN, INC.

                           By:   /s/ David M. Allen
                                 -------------------------------------
                                 David M. Allen
                                 Senior Vice President,
                                 Chief Financial Officer and Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Martin W. Brauns and David M. Allen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                              Title                         Date
          ---------                              -----                         ----
Principal Executive Officer:

/s/ Martin W. Brauns               President, Chief Executive Officer    September 25, 2000
---------------------------------  and a Director
Martin W. Brauns

Principal Financial Officer and
Principal Accounting Officer:

/s/ David M. Allen                 Senior Vice President,                 September 25, 2000
---------------------------------  Chief Financial Officer and Secretary
David M. Allen

Additional Directors:

/s/ Peng T. Ong                    Director                               September 25, 2000
---------------------------------
Peng T. Ong

                                   Director
---------------------------------
Ronald E.F. Codd

/s/ Kathryn C. Gould               Director                               September 25, 2000
---------------------------------
Kathryn C. Gould

/s/ Mark C. Thompson               Director                               September 25, 2000
---------------------------------
Mark C. Thompson

                                   Director                               September 25, 2000
---------------------------------
Anthony Zingale

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                    Exhibit Title
------                    -------------
 4.01         Interwoven, Inc. 2000 Stock Incentive Plan, as amended September
              7, 2000.

 5.01         Opinion of Fenwick & West LLP.

23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02         Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.01         Power of Attorney (see page 7).